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                                                                  EXHIBIT 23.4

                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------

The Board of Directors
North Fork Bancorporation, Inc.:

   We consent to the incorporation by reference in the Registration Statement on Form S-4 of North Fork Bancorporation, Inc., dated March 14, 2000, of our report dated January 28, 1999, relating to the consolidated statements of financial condition of JSB Financial, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference in the December 31, 1998 annual report on Form 10-K of JSB Financial, Inc., and included in the Current Report on Form 8-K of North Fork Bancorporation, Inc. dated December 29, 1999.

   We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG LLP
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KPMG LLP
Melville, New York
March 13, 2000